EXHIBIT 99.1

FOR:	EMCOR GROUP, INC.
News Release
CONTACT:	R. Kevin Matz Executive Vice President Shared Services (203) 849-7938

FTI Consulting, Inc. Investors: Michelle Bitman (212) 850-5600

LAK Public Relations, Inc. Media: Lisa Linden / Mollie Fullington (212) 575-4545 / (917) 346-6123

EMCOR GROUP, INC. REPORTS THIRD QUARTER 2015 RESULTS

- Record Quarterly Revenue of $1.70 Billion; 8.5% Increase Year-over-Year -
- Total Backlog Increased 1.9% to $3.77 Billion -
- 2015 Revenue Guidance Increased; 2015 EPS Guidance Range Narrowed -
- Board Authorizes an Additional $200 Million Share Repurchase Program -

NORWALK, CONNECTICUT, October 29, 2015 - EMCOR Group, Inc. (NYSE: EME) today reported results for the third quarter ended September 30, 2015.

Net income from continuing operations attributable to EMCOR was $41.8 million in the third quarter, or $0.66 per diluted share, compared to $45.6 million, or $0.68 per diluted share, in the third quarter of 2014. Included in net income from continuing operations attributable to EMCOR for the third quarter of 2014 was an after-tax gain of $7.1 million, or $0.11 per diluted share, associated with the sale of a building owned by one of our subsidiaries. Revenues in the third quarter of 2015 were $1.70 billion, an increase of 8.5% from revenues of $1.57 billion in the third quarter of 2014.

Operating income for the third quarter of 2015 was $70.0 million, or 4.1% of revenues, compared to operating income of $73.6 million, or 4.7% of revenues, in the third quarter of 2014. Included in operating income for the third quarter of 2014 was a pre-tax gain of $11.7 million associated with the sale of the aforementioned building. Excluding this gain, non-GAAP operating income for the third quarter of 2014 was $61.8 million, or 3.9% of revenues. Selling, general and administrative expenses for the third quarter of 2015 were $165.1 million, or 9.7% of revenues, compared to $160.0 million, or 10.2% of revenues, in the year ago period.

The Company's income tax rate in the 2015 third quarter was 38.1%, compared to an income tax rate of 34.5% in the year ago period.

Backlog as of September 30, 2015 was $3.77 billion compared to $3.70 billion at the end of the third quarter of 2014 and $3.62 billion as of June 30, 2015. Domestic backlog grew 1.8% on a year-over-year basis in the third quarter of 2015, reflecting backlog growth in the U.S. Electrical and Mechanical Construction segments, offset by declines in backlog in the U.S. Building Services and U.S. Industrial Services segments.

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EMCOR Reports Third Quarter Results	Page 2

Backlog growth in the industrial, water/wastewater, and hospitality/gaming sectors was partially offset by declines in backlog in the commercial and healthcare sectors. Backlog within the institutional and transportation sectors remained flat year-over-year. Our UK backlog decreased slightly as a result of unfavorable exchange rate fluctuations.

Tony Guzzi, President and Chief Executive Officer of EMCOR Group, commented, “Organic revenue growth across all of our segments highlights our record third quarter revenue performance. Our business continues to improve as we remain focused on consistent operational execution and discipline in winning new business.”

Mr. Guzzi added, “Our U.S. Industrial Services segment had an especially strong quarter, reflecting substantial revenue improvement from the prior year’s third quarter and nearly doubling operating income despite encountering volume pressure from our refining customers as they recalibrate capital spending for new heat exchangers due to reduced oil prices. Our U.S. Electrical Construction segment also posted strong results reflecting topline growth and increased profitability. Our U.S. Mechanical Construction segment delivered organic growth and grew backlog in the quarter. Our U.S. Building Services segment also performed well against a difficult comparison to a strong 2014 third quarter. In the UK, we delivered healthy organic revenue growth and operating income even with significant foreign exchange headwinds as we continued our progress after the restructuring of this business.”

Mr. Guzzi concluded, “We continue to be pleased with our performance thus far in 2015 after a challenging start to the year. We have grown revenue, delivered strong cash flow and maintained our balance sheet flexibility. We will continue to pursue opportunities to invest in our businesses and deliver value to our shareholders. Our diverse and growing backlog remains a source of strength as we look forward to a solid fall turnaround season, participating in a strengthened recovery in non-residential construction, and a strong close to 2015.”

Revenues for the first nine months of 2015 totaled $4.94 billion, an increase of 4.9% compared to $4.71 billion for the first nine months of 2014. Net income from continuing operations attributable to EMCOR for the first nine months of 2015 was $122.0 million, or $1.92 per diluted share, compared to $130.3 million, or $1.92 per diluted share, for the first nine months of 2014. Included in net income from continuing operations attributable to EMCOR for the first nine months of 2014 was an after-tax gain of $7.1 million, or $0.11 per diluted share, associated with the aforementioned sale of a building.

Operating income for the first nine months of 2015 was $203.0 million, or 4.1% of revenues, compared to $215.4 million, or 4.6% of revenues, for the first nine months of 2014. Included in operating income for the first nine months of 2014 was a pre-tax gain of $11.7 million from the aforementioned building sale.

Excluding this gain, non-GAAP operating income for the first nine months of 2014 was $203.6 million, or 4.3% of revenues. For the first nine months of 2015, selling, general and administrative expenses totaled $488.1 million, or 9.9% of revenues, compared to $454.2 million, or 9.6% of revenues, in the first nine months of 2014.

Based on the current size and mix of its backlog and assuming continued improvement in market conditions, EMCOR now expects full year 2015 revenues to be between $6.6 billion and $6.7 billion. The Company also narrowed its full year 2015 guidance for diluted earnings per share from continuing operations to between $2.65 and $2.75 per share.

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EMCOR Reports Third Quarter Results	Page 3

Additional Share Repurchase Program

The Company also announced today that its Board of Directors has authorized a new share repurchase program for the Company to repurchase up to an additional $200 million of its outstanding common stock.

Tony Guzzi, President and Chief Executive Officer of EMCOR Group, said, “Reflecting confidence in our financial strength and prospects for 2016 and beyond, I am pleased to announce that our Board has authorized an incremental repurchase program. We continue to maintain a disciplined approach to capital allocation and remain committed to returning capital to shareholders. Our strong cash flow and healthy balance sheet provide us with the flexibility to both return capital to shareholders and pursue strategic investments, including acquisitions, in order to support the long-term growth of the Company.”

As of September 30, 2015, the Company has already repurchased $106.5 million of its outstanding common stock of its current $250 million share repurchase program launched in October 2014. The new share repurchase program will be funded from the Company’s operations. The shares will be repurchased from time to time in the open market or through privately negotiated transactions at the Company’s discretion, subject to market conditions, and in accordance with applicable regulatory requirements. The repurchase program does not obligate the Company to acquire any particular amount of common stock and may be suspended, recommenced or discontinued at any time or from time to time without prior notice.

EMCOR Group's third quarter conference call will be available live via internet broadcast today, Thursday, October 29, at 10:30 AM Eastern Daylight Savings Time. You can access the live call through the Company's Web site at www.emcorgroup.com.

Please see the attached tables for a reconciliation of non-GAAP operating income, non-GAAP net income and non-GAAP diluted earnings per share to the comparable GAAP figures.

EMCOR Group, Inc. is a Fortune 500 leader in mechanical and electrical construction services, industrial and energy infrastructure and building services. This press release and other press releases may be viewed at the Company’s Web site at www.emcorgroup.com.

This release may contain certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995. Any such comments are based upon information available to EMCOR management and its perception thereof, as of this date, and EMCOR assumes no obligation to update any such forward-looking statements. These forward-looking statements may include statements regarding market opportunities, market share growth, gross profit, backlog mix, projects with varying profit margins, and selling, general and administrative expenses. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Accordingly these statements are no guarantee of future performance. Such risk and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR's services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity and mix of business. Certain of the risks and factors associated with EMCOR's business are also discussed in the Company's 2014 Form 10-K and in other reports filed from time to time with the Securities and Exchange Commission. All these risks and factors should be taken into account in evaluating any forward-looking statements.

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EMCOR GROUP, INC.
FINANCIAL HIGHLIGHTS
(In thousands, except share and per share information)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended September 30,		For the nine months ended September 30,
	2015	2014	2015	2014
Revenues	$1,699,128	$1,566,711	$4,940,900	$4,710,169
Cost of sales	1,463,726	1,344,482	4,249,042	4,051,496
Gross profit	235,402	222,229	691,858	658,673
Selling, general and administrative expenses	165,135	159,983	488,117	454,243
Restructuring expenses	301	398	742	799
Gain on sale of building	—	11,749	—	11,749
Operating income	69,966	73,597	202,999	215,380
Interest expense	(2,226)	(2,397)	(6,650)	(6,887)
Interest income	157	186	515	641
Income from continuing operations before income taxes	67,897	71,386	196,864	209,134
Income tax provision	25,720	23,998	74,672	75,428
Income from continuing operations	42,177	47,388	122,192	133,706
Loss from discontinued operation, net of income taxes	(270)	(611)	(739)	(4,087)
Net income including noncontrolling interests	41,907	46,777	121,453	129,619
Less: Net income attributable to noncontrolling interests	(385)	(1,753)	(233)	(3,421)
Net income attributable to EMCOR Group, Inc.	$41,522	$45,024	$121,220	$126,198

Basic earnings (loss) per common share:
From continuing operations	$0.66	$0.68	$1.94	$1.94
From discontinued operation	$(0.00)	$(0.01)	$(0.01)	$(0.06)

Diluted earnings (loss) per common share:
From continuing operations	$0.66	$0.68	$1.92	$1.92
From discontinued operation	$(0.00)	$(0.01)	$(0.01)	$(0.06)

Weighted average shares of common stock outstanding:
Basic	62,901,923	66,714,641	62,921,956	67,062,732
Diluted	63,392,483	67,417,547	63,443,027	67,802,606

Dividends declared per common share	$0.08	$0.08	$0.24	$0.24

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2015 (Unaudited)	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$445,400	$432,056
Accounts receivable, net	1,333,823	1,234,187
Costs and estimated earnings in excess of billings on uncompleted contracts	128,828	103,201
Inventories	47,843	46,854
Prepaid expenses and other	59,252	70,305
Total current assets	2,015,146	1,886,603
Investments, notes and other long-term receivables	7,146	9,122
Property, plant & equipment, net	117,039	122,178
Goodwill	834,660	834,102
Identifiable intangible assets, net	474,240	502,060
Other assets	35,198	34,902
Total assets	$3,483,429	$3,388,967
LIABILITIES AND EQUITY
Current liabilities:
Borrowings under revolving credit facility	$—	$—
Current maturities of long-term debt and capital lease obligations	18,712	19,041
Accounts payable	423,260	460,478
Billings in excess of costs and estimated earnings on uncompleted contracts	389,727	368,555
Accrued payroll and benefits	264,788	245,854
Other accrued expenses and liabilities	212,743	189,489
Total current liabilities	1,309,230	1,283,417
Long-term debt and capital lease obligations	303,040	316,399
Other long-term obligations	356,990	359,764
Total liabilities	1,969,260	1,959,580
Equity:
Total EMCOR Group, Inc. stockholders’ equity	1,510,312	1,416,013
Noncontrolling interests	3,857	13,374
Total equity	1,514,169	1,429,387
Total liabilities and equity	$3,483,429	$3,388,967

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2015 and 2014
(In thousands) (Unaudited)

	2015	2014
Cash flows - operating activities:
Net income including noncontrolling interests	$121,453	$129,619
Depreciation and amortization	26,806	27,211
Amortization of identifiable intangible assets	28,391	28,497
Deferred income taxes	(3,598)	4,434
Loss on sale of subsidiary	—	608
Gain on sale of building	—	(11,749)
Excess tax benefits from share-based compensation	(1,306)	(5,886)
Equity income from unconsolidated entities	(1,634)	(1,349)
Other non-cash items	9,701	8,005
Distributions from unconsolidated entities	3,316	1,640
Changes in operating assets and liabilities, excluding the effect of businesses acquired	(87,548)	(72,036)
Net cash provided by operating activities	95,581	108,994
Cash flows - investing activities:
Payments for acquisitions of businesses, net of cash acquired	(2,357)	—
Proceeds from sale of subsidiary	—	1,108
Proceeds from sale of building	—	11,885
Proceeds from sale of property, plant and equipment	2,921	3,138
Purchase of property, plant and equipment	(22,862)	(27,574)
Investments in and advances to unconsolidated entities and joint ventures	—	(1,865)
Net cash used in investing activities	(22,298)	(13,308)
Cash flows - financing activities:
Repayments of long-term debt	(13,136)	(13,074)
Repayments of capital lease obligations	(2,190)	(1,272)
Dividends paid to stockholders	(15,078)	(16,109)
Repurchase of common stock	(21,148)	(76,395)
Proceeds from exercise of stock options	2,378	5,044
Payments to satisfy minimum tax withholding	(3,866)	(1,481)
Issuance of common stock under employee stock purchase plan	3,147	2,677
Payments for contingent consideration arrangements	(403)	—
Distributions to noncontrolling interests	(9,750)	(2,750)
Excess tax benefits from share-based compensation	1,306	5,886
Net cash used in financing activities	(58,740)	(97,474)
Effect of exchange rate changes on cash and cash equivalents	(1,199)	(579)
Increase (decrease) in cash and cash equivalents	13,344	(2,367)
Cash and cash equivalents at beginning of year	432,056	439,813
Cash and cash equivalents at end of period	$445,400	$437,446

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands) (Unaudited)

	For the three months ended September 30,
	2015	2014
Revenues from unrelated entities:
United States electrical construction and facilities services	$344,389	$314,666
United States mechanical construction and facilities services	587,522	565,227
United States building services	428,270	427,564
United States industrial services	241,946	172,452
Total United States operations	1,602,127	1,479,909
United Kingdom building services	97,001	86,802
Total worldwide operations	$1,699,128	$1,566,711

	For the nine months ended September 30,
	2015	2014
Revenues from unrelated entities:
United States electrical construction and facilities services	$1,009,585	$958,295
United States mechanical construction and facilities services	1,652,551	1,616,794
United States building services	1,303,389	1,293,750
United States industrial services	699,839	581,642
Total United States operations	4,665,364	4,450,481
United Kingdom building services	275,536	259,688
Total worldwide operations	$4,940,900	$4,710,169

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands) (Unaudited)

	For the three months ended September 30,
	2015	2014
Operating income (loss):
United States electrical construction and facilities services	$25,528	$20,666
United States mechanical construction and facilities services	26,926	30,206
United States building services	16,027	19,388
United States industrial services	14,340	7,385
Total United States operations	82,821	77,645
United Kingdom building services	3,358	3,082
Corporate administration	(15,912)	(18,481)
Restructuring expenses	(301)	(398)
Gain on sale of building	—	11,749
Total worldwide operations	69,966	73,597
Other corporate items:
Interest expense	(2,226)	(2,397)
Interest income	157	186
Income from continuing operations before income taxes	$67,897	$71,386

	For the nine months ended September 30,
	2015	2014
Operating income (loss):
United States electrical construction and facilities services	$67,479	$67,162
United States mechanical construction and facilities services	80,191	78,052
United States building services	54,944	53,606
United States industrial services	44,588	43,155
Total United States operations	247,202	241,975
United Kingdom building services	8,570	12,647
Corporate administration	(52,031)	(50,192)
Restructuring expenses	(742)	(799)
Gain on sale of building	—	11,749
Total worldwide operations	202,999	215,380
Other corporate items:
Interest expense	(6,650)	(6,887)
Interest income	515	641
Income from continuing operations before income taxes	$196,864	$209,134

EMCOR GROUP, INC.
RECONCILIATION OF 2015 AND 2014 OPERATING INCOME
(In thousands) (Unaudited)

In our press release, we provide actual 2015 and 2014 third quarter and year-to-date September 30, 2015 and 2014 operating income.  The following table provides a reconciliation between 2015 and 2014 operating income based on non-GAAP measures to the most direct comparable GAAP measures.

	For the three months ended September 30,		For the nine months ended September 30,
	2015	2014	2015	2014
GAAP operating income	$69,966	$73,597	$202,999	$215,380
Gain on sale of building	—	(11,749)	—	(11,749)
Non-GAAP operating income, excluding gain on sale of building	$69,966	$61,848	$202,999	$203,631

EMCOR GROUP, INC.
RECONCILIATION OF 2015 AND 2014 NET INCOME
(In thousands) (Unaudited)

In our press release, we provide actual 2015 and 2014 third quarter and year-to-date September 30, 2015 and 2014 net income from continuing operations attributable to EMCOR Group, Inc.  The following table provides a reconciliation between 2015 and 2014 net income from continuing operations attributable to EMCOR Group, Inc. based on non-GAAP measures to the most direct comparable GAAP measures.

	For the three months ended September 30,		For the nine months ended September 30,
	2015	2014	2015	2014
GAAP net income from continuing operations attributable to EMCOR Group, Inc. (1)	$41,792	$45,635	$121,959	$130,285
Gain on sale of building (2)	—	(7,126)	—	(7,126)
Non-GAAP net income attributable to EMCOR Group, Inc., excluding gain on sale of building	$41,792	$38,509	$121,959	$123,159

(1)  Amount is income from continuing operations less net income attributable to noncontrolling interest.
(2)  Amount is net of tax effect of $4.6 million in the 2014 quarter and in the 2014 nine-month period.

EMCOR GROUP, INC.
RECONCILIATION OF 2015 AND 2014 DILUTED EARNINGS PER SHARE FIGURES
(Unaudited)

In our press release, we provide actual 2015 and 2014 third quarter and year-to-date September 30, 2015 and 2014 diluted earnings per share from continuing operations.  The following table provides a reconciliation between 2015 and 2014 diluted EPS based on non-GAAP measures to the most direct comparable GAAP measures.

	For the three months ended September 30,		For the nine months ended September 30,
	2015	2014	2015	2014
GAAP diluted EPS from continuing operations	$0.66	$0.68	$1.92	$1.92
Gain on sale of building (1)	—	(0.11)	—	(0.11)
Non-GAAP diluted earnings per common share, excluding gain on sale of building	$0.66	$0.57	$1.92	$1.82

(1)  Amount is net of tax effect of $4.6 million in the 2014 quarter and in the 2014 nine-month period.

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